Exhibit 99.1
FIDELITY D & D BANCORP, INC.
FOR IMMEDIATE RELEASE

Date: April 27, 2011

Contacts:
Daniel J. Santaniello	Salvatore R. DeFrancesco, Jr.
President and	Treasurer and
Chief Executive Officer	Chief Financial Officer
570-504-8035	570-504-8000

FIDELITY D & D BANCORP, INC.
REPORTS FIRST QUARTER 2011 FINANCIAL RESULTS

Dunmore, PA – Fidelity D & D Bancorp, Inc., (OTC Bulletin Board: FDBC), parent company of The Fidelity Deposit and Discount Bank, announced net income for the quarter ended March 31, 2011 of $1,227,000, an increase of $671,000, or 121%, compared to $556,000 for the first quarter of 2010.  Improvement in financial performance was seen from the combined management efforts across all divisions of the Bank: net interest income and other income increased $75,000 and $188,000, respectively; while, $100,000 less provision for loan loss was required and other operating expenses declined $615,000.  Earnings per share on a fully diluted basis for the quarter totaled $0.56 compared to $0.26 for the prior year period.

“Fidelity delivered excellent financial performance across all divisions in the opening quarter of 2011,” stated Daniel J. Santaniello, President and Chief Executive Officer.  “With continued focus on building customer relationships and a strong customer acquisition strategy, Fidelity continued to produce strong core deposit growth along with an improved net interest margin.  The company continues to be well positioned from a capital perspective, exceeding all regulatory requirements.  Management’s continued focus on enhancing asset quality produced improvements in all asset quality metrics.”

Net interest income increased $75,000 to $5,234,000 for the quarter ended March 31, 2011 from $5,159,000 recorded during the first quarter of 2011.  The increase in demand deposits and less outstanding debt along with the interest rate environment led to the cost savings on interest-bearing liabilities which more than offset the decline in yield on interest-earning assets, increasing net interest income earned for the first quarter of 2011.  This also improved net interest margin to 4.05% for the first quarter of 2011, compared to 3.91% for same 2010 period.

A provision for loan loss of $475,000 was recorded during the first quarter of 2011 compared to $575,000 required for the same 2010 period. The provision for loan loss reinforced the allowance for loan losses for potential credit risks that may result from today’s uncertain economic climate, while improvement in overall asset quality dictated the lower required level of provision for the current quarter.  The allowance for loan losses was 1.96% of total loans at March 31, 2011, up from 1.79% at March 31, 2010.

Total other income recorded for the quarter ended March 31, 2011 was $1,413,000, compared to $1,225,000 for the same quarter in 2010.  The increase was primarily from added gains from mortgage banking and the sale of an SBA guaranteed commercial loan during 2011.  Mortgage servicing plus higher revenue from financial service and trust activities during 2011 contributed to the increased other income when compared to the first quarter of 2010.

The OTTI credit losses on pooled trust preferred securities were $75,000 and $79,000 in the quarters ended March 31, 2011 and 2010, respectively.  The risk of future OTTI charges will be influenced by the performance of the collateral pools that support each pooled trust preferred security.  Additional rating downgrades, deferring collateral and reduced default recovery rates, could cause further OTTI charges to be recognized through future earnings.

Total other operating expense was reduced by $615,000, or 12% from $5,105,000 to $4,490,000 for the quarters ended March 31, 2010 and 2011, respectively.  The other expense decrease resulted primarily from $544,000 less salary and benefit costs incurred, including the $398,000 early retirement and severance costs realized in 2010, and the $113,000 reduction in collection and ORE expenses during the first quarter of 2011 as compared to 2010.

The Company’s assets increased 6% to total $596,296,000 at March 31, 2011 compared to the $561,673,000 total assets at December 31, 2010.  The Bank’s regulatory capital ratios improved for the period ending March 31, 2011 with a Total Risk Based Capital Ratio of 12.0%, Tier I Capital Ratio of 10.8% and Leverage Ratio of 8.4%, all of which exceed the current "well capitalized" regulatory requirements.

Fidelity D & D Bancorp, Inc. serves Lackawanna and Luzerne Counties through The Fidelity Deposit and Discount Bank’s 11 community banking offices.  The Bank's deposits are insured by the Federal Deposit Insurance Corporation up to the full extent permitted by law.

Forward-Looking Statements

Certain of the matters discussed in this press release may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” and similar expressions are intended to identify such forward-looking statements.

The Company’s actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation:

•	the effects of economic deterioration on current customers, specifically the effect of the economy on loan customers’ ability to repay loans;
•	the costs and effects of litigation and of unexpected or adverse outcomes in such litigation;
•	the effects of new laws and regulations, specifically the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act;
•	governmental monetary and fiscal policies, as well as legislative and regulatory changes;
•	the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters;
•
the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities and interest rate protection agreements, as well as interest rate risks;

•
the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in the Company’s market area and elsewhere, including institutions operating locally, regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet;

•	technological changes;
•	acquisitions and integration of acquired businesses;
•	the failure of assumptions underlying the establishment of reserves for loan and lease losses and estimations of values of collateral and various financial assets and liabilities;
•	volatilities in the securities markets;
•	deteriorating economic conditions;
•	acts of war or terrorism; and
•	disruption of credit and equity markets.

For more information please visit our investor relations web site located through www.bankatfidelity.com.

FIDELITY D & D BANCORP, INC.
Unaudited Condensed Consolidated Balance Sheets

At Period End:	March 31, 2011	December 31, 2010
Assets
Total cash and cash equivalents	$47,443,267	$22,967,345
Investment securities	90,881,865	83,431,371
Federal Home Loan Bank Stock	4,314,900	4,542,000
Loans and leases	419,806,900	416,014,151
Allowance for loan losses	(8,223,978)	(7,897,822)
Premises and equipment, net	14,421,943	14,763,873
Life insurance cash surrender value	9,501,732	9,424,926
Other assets	18,149,883	18,427,308

Total assets	$596,296,512	$561,673,152

Liabilities
Non-interest-bearing deposits	$113,283,383	$85,780,392
Interest-bearing deposits	399,916,954	396,667,300
Total deposits	513,200,337	482,447,692
Short-term borrowings	11,131,104	8,548,400
Long-term debt	21,000,000	21,000,000
Other liabilities	2,662,440	2,903,045
Total liabilities	547,993,881	514,899,137

Shareholders' equity	48,302,631	46,774,015

Total liabilities and shareholders' equity	$596,296,512	$561,673,152

Average Year-To-Date Balances:	March 31, 2011	December 31, 2010
Assets
Total cash and cash equivalents	$38,769,905	$42,181,685
Investment securities	89,632,732	84,050,381
Loans and leases, net	411,113,414	419,748,250
Premises and equipment, net	14,638,667	14,975,020
Other assets	27,516,317	26,598,374

Total assets	$581,671,035	$587,553,710

Liabilities
Non-interest-bearing deposits	$101,941,654	$76,707,139
Interest-bearing deposits	392,160,656	405,518,509
Total deposits	494,102,310	482,225,648
Short-term borrowings and long-term debt	36,534,997	53,823,711
Other liabilities	3,258,128	3,626,830
Total liabilities	533,895,435	539,676,189

Shareholders' equity	47,775,600	47,877,521

Total liabilities and shareholders' equity	$581,671,035	$587,553,710

FIDELITY D & D BANCORP, INC.
Unaudited Condensed Consolidated Statements of Income

	Three Months Ended
	Mar. 31, 2011	Mar. 31, 2010
Interest income
Loans and leases	$5,934,513	$6,226,313
Securities and other	615,860	814,978

Total interest income	6,550,373	7,041,291

Interest expense
Deposits	1,041,877	1,414,061
Borrowings and debt	274,877	468,296

Total interest expense	1,316,754	1,882,357

Net interest income	5,233,619	5,158,934

Provision for loan losses	475,000	575,000
OTTI - credit losses	74,692	79,050
Other income	1,412,630	1,224,652
Other expenses	4,489,828	5,104,449
Provision for income taxes	379,844	69,207
Net income	$1,226,886	$555,880

	Three Months Ended

	Mar. 31, 2011	Dec. 31, 2010	Sep. 30, 2010	Jun. 30, 2010	Mar. 31, 2010
Interest income
Loans and leases	$5,934,513	$6,010,455	$6,213,939	$6,158,022	$6,226,313
Securities and other	615,860	604,335	739,761	812,171	814,978

Total interest income	6,550,373	6,614,790	6,953,700	6,970,193	7,041,291

Interest expense
Deposits	1,041,877	1,119,838	1,244,438	1,299,716	1,414,061
Borrowings and debt	274,877	390,980	436,490	453,196	468,296

Total interest expense	1,316,754	1,510,818	1,680,928	1,752,912	1,882,357

Net interest income	5,233,619	5,103,972	5,272,772	5,217,281	5,158,934

Provision for loan losses	475,000	835,000	375,000	300,000	575,000
OTTI - credit losses	74,692	9,332,322	1,748,674	675,872	79,050
Other income	1,412,630	695,159	1,478,263	1,316,231	1,224,652
Other expenses	4,489,828	796,137	4,317,611	4,694,155	5,104,449
Provision (credit) for income taxes	379,844	(2,724,896)	(45,193)	144,513	69,207
Net income (loss)	$1,226,885	$(2,439,432)	$354,943	$718,972	$555,880

FIDELITY D & D BANCORP, INC.
Unaudited Condensed Consolidated Balance Sheets

At Period End:	Mar. 31, 2011	Dec. 31, 2010	Sep. 30, 2010	Jun. 30, 2010	Mar. 31, 2010
Assets
Total cash and cash equivalents	$47,443,267	$22,967,345	$47,571,175	$36,728,875	$40,182,654
Investment securities	90,881,865	83,431,371	87,255,681	75,948,064	81,433,603
Federal Home Loan Bank Stock	4,314,900	4,542,000	4,781,100	4,781,100	4,781,100
Loans and leases	419,806,900	416,014,151	422,688,600	428,122,754	434,257,867
Allowance for loan losses	(8,223,978)	(7,897,822)	(7,484,253)	(7,523,250)	(7,751,589)
Premises and equipment, net	14,421,943	14,763,873	14,649,763	14,936,387	15,245,122
Life insurance cash surrender value	9,501,732	9,424,926	9,347,707	9,269,973	9,192,627
Other assets	18,149,883	18,427,308	17,788,825	17,006,380	17,947,191

Total assets	$596,296,512	$561,673,152	$596,598,598	$579,270,283	$595,288,575

Liabilities
Non-interest-bearing deposits	$113,283,383	$85,780,392	$81,819,441	$77,836,050	$73,065,849
Interest-bearing deposits	399,916,954	396,667,300	409,063,486	403,090,854	413,491,335
Total deposits	513,200,337	482,447,692	490,882,927	480,926,904	486,557,184
Short-term borrowings	11,131,104	8,548,400	21,804,259	15,577,694	26,370,222
Long-term debt	21,000,000	21,000,000	32,000,000	32,000,000	32,000,000
Other liabilities	2,662,440	2,903,045	3,235,939	2,922,545	3,995,312
Total liabilities	547,993,881	514,899,137	547,923,125	531,427,143	548,922,718

Shareholders' equity	48,302,631	46,774,015	48,675,473	47,843,140	46,365,857

Total liabilities and shareholders' equity	$596,296,512	$561,673,152	$596,598,598	$579,270,283	$595,288,575

Average Quarterly Balances:	Mar. 31, 2011	Dec. 31, 2010	Sep. 30, 2010	Jun. 30, 2010	Mar. 31, 2010
Assets
Total cash and cash equivalents	$38,769,905	$53,297,299	$44,858,721	$33,008,130	$37,358,017
Investment securities	89,632,732	86,120,978	83,361,340	86,919,361	79,737,266
Loans and leases, net	411,113,414	409,008,829	416,462,967	424,331,436	429,450,503
Premises and equipment, net	14,638,667	14,648,400	14,854,405	15,116,975	15,288,661
Other assets	27,516,317	27,381,576	26,404,370	26,073,072	26,527,219

Total assets	$581,671,035	$590,457,082	$585,941,803	$585,448,974	$588,361,666

Liabilities
Non-interest-bearing deposits	$101,941,654	$82,019,125	$75,830,989	$74,100,555	$74,808,276
Interest-bearing deposits	392,160,656	404,692,893	406,630,065	407,132,578	403,594,213
Total deposits	494,102,310	486,712,018	482,461,054	481,233,133	478,402,489
Short-term borrowings and long-term debt	36,534,997	51,089,956	50,958,606	53,323,203	60,053,061
Other liabilities	3,258,128	3,995,850	3,509,030	3,618,319	3,379,727
Total liabilities	533,895,435	541,797,824	536,928,690	538,174,655	541,835,277

Shareholders' equity	47,775,600	48,659,258	49,013,113	47,274,319	46,526,389

Total liabilities and shareholders' equity	$581,671,035	$590,457,082	$585,941,803	$585,448,974	$588,361,666

FIDELITY D & D BANCORP, INC.
Selected Financial Ratios and Other Data

Three Months Ended
Mar. 31, 2011	Dec. 31, 2010	Sep. 30, 2010	Jun. 30, 2010	Mar. 31, 2010
Selected returns and financial ratios
Diluted earnings (loss) per share	$0.56	$(2.26)	$0.16	$0.34	$0.26
Dividends per share	$0.25	$0.25	$0.25	$0.25	$0.25
Yield on interest-earning assets (FTE)	5.03%	4.87%	5.14%	5.19%	5.28%
Cost of interest-bearing liabilities	1.25%	1.32%	1.46%	1.53%	1.65%
Net interest spread	3.78%	3.55%	3.68%	3.66%	3.63%
Net interest margin	4.05%	3.79%	3.93%	3.92%	3.91%
Return on average assets	0.86%	-3.25%	0.24%	0.49%	0.38%
Return on average equity	10.41%	-39.42%	2.87%	6.10%	4.85%
Efficiency ratio	65.51%	58.61%	62.10%	69.66%	71.57%
Expense ratio	2.15%	1.68%	1.92%	2.32%	2.40%

Other data
Mar. 31, 2011	Dec. 31, 2010	Sep. 30, 2010	Jun. 30, 2010	Mar. 31, 2010
Book value per share	$21.96	$21.48	$22.50	$22.27	$21.74
Equity to assets	8.10%	8.33%	8.16%	8.26%	7.79%
Allowance for loan losses to:
Total loans	1.96%	1.90%	1.77%	1.76%	1.79%
Non-accrual loans	0.87	x	0.79	x	0.78	x	0.84	x	0.70	x
Non-accrual loans to total loans	2.25%	2.40%	2.27%	2.08%	2.56%
Non-performing assets to total assets	2.37%	2.38%	2.22%	2.21%	2.28%